SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-GENERAL CHEMICAL GRP

                    GABELLI ADVISERS, INC.
                                 5/28/03            2,000              .1500
                     GABELLI FUNDS, LLC.
                         GABELLI ASSET FUND
                                 7/21/03            4,000              .2775
                                 7/10/03            5,000              .3000
                                 7/07/03            5,000              .2700
                                 5/28/03           13,000              .1500


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.